2022 Corporate social responsibility report. SEI INVESTMENTS COMPANY

Building brave futures.SM ABOUT THE REPORT As a provider of technology and investment solutions that connect the financial services industry, we work with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change, and help protect assets—for growth today and in the future. We understand that our stakeholders look to us for information about how we approach corporate social responsibility (CSR) and the degree to which, if any, our products and solutions may enable a more sustainable economy. As investors, we also recognize the need for comparable, industry-relevant CSR disclosures. For the reporting period of fiscal year 2022, we have aligned this document with the Value Reporting Foundation’s SASB Standards for the Software & IT Services and Asset Management & Custody Activities sectors. Data pertaining to our affiliate, LSV Asset Management, is not included within this report.

Last year was one of transition and change at SEI, reinforcing the need to constantly challenge ourselves, embrace change, and infuse diverse perspectives across our company. We have always believed in the power of diversity, equity, and inclusion to fuel our approach to creating solutions for new challenges, making better decisions, and supporting every employee with the resources and opportunities that help them realize their fullest potential. Fostering a company culture in which everyone feels welcomed, respected, valued, heard, recognized, and empowered to bring their authentic self to do their best work every day is a critical component to achieving this. Our talented employees are our greatest asset, helping us continually move our business forward to meet our clients’ evolving and increasingly complex needs and transform their businesses. We are focused on leveraging our unmatched position in the industry to capitalize on market trends and deliver the products and solutions we believe our markets value. As the industry and world continue to experience intense change, we believe we are well positioned to seize opportunities to solve the problems that matter most to our clients, employees, and communities. Courage has always been at the core of our culture, and we will continue to foster it inside and outside our walls—so we can take the bold leaps that effect positive change and growth for the future. Ryan Hicke Chief Executive Officer 1CSR Report

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TABLE OF CONTENTS 4 Introduction Corporate social responsibility at SEI 10 Governance and ethics Ethics and compliance Fair marketing and communications Risk management 17 Sustainable investing Sustainable investing leadership Sustainability in manager research Sustainable investing solutions Investment stewardship Investment risk management 25 Our people Diversity, equity, and inclusion Employee resource groups Employee benefits Talent acquisition Employee statistics Training and development 36 Environmental sustainability Greenhouse gas emissions Waste management Water resources 40 Value Reporting SASB Standards CSR Report 3

INTRODUCTION We deliver technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, we work with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change, and help protect assets—for growth today and in the future. As of December 31, 2022, we manage, advise, or administer approximately $1.2 trillion in assets. 4 CSR Report

Corporate social responsibility at SEI We believe that our business should be conducted in a manner that achieves sustainable growth and demonstrates a commitment to corporate social responsibility (CSR). As such, our Code of Conduct requires all employees to act honestly, ethically, and with integrity in our dealings with each other and our stakeholders. CSR is an important component of various aspects of our business. The corporate functions that most impact our CSR activities are: investor relations, workforce development, investment management, and facilities. SEI’s progress and priorities are detailed throughout this report. Our Corporate Social Responsibility Committee was established in 2018 and meets quarterly to coordinate and promote sustainability efforts across SEI globally. Its mandate includes both corporate and investment management initiatives. This committee supports SEI’s activities that further the environmental, social, and governance (ESG) principles laid out in our ESG statement. Each of our company’s seven employee-led affinity groups contributes to SEI’s CSR by engaging, educating, and supporting employees through grassroots programs focused on philanthropy and volunteerism, diversity, environmental sustainability, military and veterans support, women’s empowerment, and wellness. More information can be found under “Employee Affinity Groups” on page 27. Financial summary (In thousands, except per-share data*) 2022 Change from 2021 Revenues $1,991,037 4% Income from operations $475,753 14% Net income $475,467 13% Diluted common shares outstanding 137,423 4% Diluted earnings per share $3.46 9% *Statistics as of December 31, 2022 5CSR Report

We believe that our business should be conducted in a manner that achieves sustainable growth and demonstrates a commitment to corporate responsibility. CORPORATE SOCIAL RESPONSIBILITY AT SEI 6 CSR Report

As such, our Code of Conduct requires all employees to act honestly, ethically, and with integrity in our dealings with each other and our stakeholders. Corporate social responsibility, or CSR, is an important component of certain aspects of our business. SEI’s progress and priorities are detailed throughout this report. Our Corporate Social Responsibility Committee was established in 2018 and meets quarterly to discuss sustainability efforts across SEI globally. This committee is one of the mechanisms that supports SEI’s CSR activities. Each of our company’s seven employee-led resource groups also contributes to SEI’s CSR efforts by engaging, educating, and supporting employees through grassroots programs focused on philanthropy and volunteerism, diversity, environmental sustainability, military and veterans support, women’s empowerment, and wellness. More information can be found under “Employee resource groups” on page 26. 7CSR Report

COMPANY VALUES Our people are SEI. Six core values are the foundation of SEI’s culture. Care for our clients, communities, investors, and each other drives our commitment to these values. 8 CSR Report

CLIENT EXPERIENCE PRINCIPLES courage integrity collaboration inclusion connection fun We think and act like owners, embracing risk to drive growth for our clients and company. We do what we say and act with transparency (because it's the right thing to do). We work with each other, our clients, partners, and communities to solve problems that matter. We nurture an environment of respect and belonging where people are empowered to be themselves. We build lasting relationships through which we learn, grow, and succeed. We have fun. Care for clients. Care for SEI. Know and anticipate our clients’ needs, desires, goals, and challenges. Open ourselves to our clients. Be open to possibilities. Simplify the complex. Make it easy to work with us. Act in the best interest of our clients. Own the experience. Exceed. 9CSR Report

Governance and ethics. For more than 50 years, we’ve created solutions that connect the financial services industry. Our reputation as a trusted strategic partner and advisor informs our ability to fulfill our mission to build brave futuresSM through the power of connection. 10 CSR Report

Ethics and compliance We are dedicated to ethical business practices and have a Code of Conduct that is designed to promote an ethically strong and safe work environment. Our Board of Directors has oversight of our Code of Conduct. Company Code of Conduct Our Code of Conduct requires employees to comply with all applicable laws, and addresses a wide range of activities, including: • Decision-making • Employee activities (e.g., conflicts of interest, civic/political activities, loans to employees, insider trading, fair dealing, etc.) • Reputational risk • Promoting a positive work environment • Recordkeeping • Compliance with law • Audits, investigations, and legal proceedings • Delegation of authority • Confidential information and privacy • Public disclosures • Compliance • Fiduciary duties All employees, including part-time employees, are required to undergo annual training on our Code of Conduct. Any employee who believes their actions, or those of any other employee, may be inconsistent with the Code of Conduct is encouraged to bring these concerns confidentially to members of the Legal and Compliance team or anonymously through SEI’s whistleblower hotline. Our policy of non-retaliation for reporting alleged violations is detailed in the Complaint and Non- retaliation Policy. Various aspects of our Code of Conduct are monitored across our regulatory compliance teams. Anti-Bribery and Corruption Policy Our Anti-Bribery and Corruption Policy requires employees to comply with applicable laws with respect to the prevention, deterrence, and detection of fraud, bribery, and all other corrupt business practices and in compliance with the laws and regulations of countries in which the company operates. The company is committed to conducting business in accordance with the highest ethical standards and prohibits all forms of bribery and corruption. While compliance with this policy is the responsibility of all directors, officers, and employees of the company, it is approved by SEI’s Board of Directors and administered by SEI’s Anti-money Laundering Officer. The company conducts a risk assessment to identify and prioritize anti- corruption risks. This includes an evaluation of the the companyʼs relevant practices and internal controls. Each subsidiary may develop additional elements to this policy based on its evaluation of the laws, rules, and regulations and risks specific to the jurisdiction or operations of the subsidiary. Additional policies and training Additional compliance policies include: • Code of Ethics for senior financial officers: This Code of Ethics applies to the company’s Chief Executive Officer, Chief Financial Officer, Treasurer, and Controller, or persons performing similar functions (“Senior Financial Officers”). Its purpose is to promote honest and ethical conduct and compliance with the law, particularly as it relates to the maintenance of the company’s financial records and the preparation of financial statements filed with the Securities and Exchange Commission. • Privacy and Data Protection Policy: The Privacy and Data Protection Policy outlines the principles that govern all of SEI’s business units and regulated direct or indirect subsidiaries of SEI with respect to the collection, processing, sharing, and protection of information. 11CSR Report

• Anti-Money Laundering Policy: SEI’s Global Anti-Money Laundering Policy, along with policies adopted by SEI’s regulated subsidiaries that are subject to local anti- money laundering regulations, are designed to seek to prevent money laundering and the funding of terrorist activities by complying with all applicable requirements under the Bank Secrecy Act and other applicable regulations. • Regulated Entity Compliance Policies: Each of our regulated subsidiaries has adopted compliance policies and procedures tailored to that entity’s activities and relevant regulatory requirements. “Corporate Responsibility” training covering applicable compliance policies is assigned to all U.S. employees upon hire and on an annual basis. For employees of our ex-U.S. subsidiaries, similar training is assigned based on the requirements of the relevant jurisdiction. Fair marketing and communications SEI’s investment platforms and solutions serve retail investors—primarily through intermediaries—and institutional investors in global markets. Our clients include private banks, wealth services and management firms, investment advisors, investment managers, retirement plan sponsors, institutional investors, endowments, and ultra-high- net-worth families. We seek to provide fair, transparent, and comprehensive information on our products and services that are appropriate for each type of client. We require marketing collateral to be reviewed and approved prior to use. A group of legal and compliance professionals, including FINRA-registered principals in the United States, reviews company-generated marketing collateral for compliance with applicable legal and regulatory guidance. They subsequently complete corresponding regulatory filings as required. Our Legal and Compliance team members may also provide ongoing consultation on interpretative guidance and related legal matters. In-person or online training is required of and provided to employees in sales and marketing roles that operate in regulated markets. Those employees are also provided with compliance manuals, which include policies and procedures around marketing practices during training sessions. These materials are maintained internally. Employees must adhere to specific guidelines if they are approved and trained to represent SEI in the press or on any social media platform as part of their job responsibilities. For these individuals, SEI provides additional mandatory training to educate such employees on how to create content that complies with applicable marketing content standards and relevant jurisdictional anti- fraud provisions. Supplemental training may be conducted periodically, and failure to participate in ongoing training may result in the revocation of their spokesperson status. Enterprise risk management We seek to manage risks thoughtfully in the pursuit of our strategic business objectives. We strive to deliver long-term, sustainable growth in our revenues and earnings. As such, we seek to balance risk-taking with strategic returns. The Board of Directors of SEI Investments has approved an Enterprise Risk Management Policy that directs our Executive Management to establish and maintain appropriate enterprise-wide risk management functions and reporting protocols. At least annually, the Board of Directors’ Audit Committee and Legal and Regulatory Oversight Committee jointly meet to consider our business strategy; key business, financial, and operation risks inherent in the strategy; and the overall effectiveness of the Enterprise Risk Management Program. 12 CSR Report

During the year, but no less than quarterly, Executive Management, the Chief Risk Officer, the Chief Audit Executive, and other senior leaders from across the organization convene SEI’s Operations Risk Committee (ORC). This Committee discusses various aspects of our overall operations that create risk exposure and the appropriate risk response strategies for handling those exposures. The Committee also considers the results of Internal Audits and regulatory examinations. SEI’s Earnings per Share (EPS) Committee, comprised of Executive Management, governs financial and strategic risks. They routinely convene to discuss the current and future business strategy, the current and future projected financial results, and other strategic issues facing the company. All members of staff have a responsibility to help manage risk within the corporation. SEI utilizes the “Three Lines of Defense” model, which is widely recognized by many of our clients and across the financial services sector. SEI’s first line of defense is comprised of our market and operating units. These units are the primary “owners” of risk and have day-to- day responsibility for managing risk. They are best positioned to understand the inherent risks associated with their business strategies and with the specific practices, processes, people, and systems they employ. SEI’s second line of defense includes the Enterprise Risk Management (ERM) team, our Cybersecurity and Information Technology Risk Management teams, the Legal and Compliance department, and our Finance and Accounting functions. These groups support the first line of defense with specialized skills and technical expertise. The second line functions are responsible for developing risk management practices across the enterprise; maintaining corporatewide risk management technologies, tools, and systems; conducting risk assessment activities; establishing and documenting policies and standards; conducting testing activities; monitoring the remediation of deficiencies; supporting issue escalation and crisis management activities; facilitating risk acceptance where deemed appropriate; and providing aggregate risk reporting to the ORC, EPS Committee, Executive Management, and the Board of Directors, as appropriate. SEI’s third line of defense is its Internal Audit function, which is responsible for providing independent assurance on the effectiveness of SEI’s overall governance, risk management, and control arrangements. The paragraphs that follow describe some, but not all, of our ERM functions in greater depth. Business continuity management (BCM) The Business Continuity Management (BCM) function endeavors to deliver a program that achieves business and technology resiliency via preparation and testing of specific activities, technologies, and corporate recovery plans. Based on business impact analyses and risk assessments, the program is designed to continue developing, coordinating, and maintaining recovery plans and testing programs. Additional design objectives include the ability to recover and resume business processing in the event of an unforeseen disruption to facilities, personnel, technology systems, or applications. Our BCM program addresses what we believe are the material risks posed to the company in the event of a significant disruption or catastrophic incident. It also provides the framework within which the individual business areas, operating companies, and SEI as a whole can prevent, contain, and recover from a potential incident. SEI’s BCM uses an “All-Hazards Approach” to continuity planning. It is a challenge to plan for every possible incident, and an All-Hazards Approach focuses on response and recovery strategies that can be applied to many types of disruptive events, including pandemics, acts of violence, weather events, technology issues, etc. Our corporate headquarters and each of our significant geographic locations have established a Crisis Management Team (CMT), which has the authority to initiate the Our reputation as a trusted strategic partner and advisor informs our ability to fulfill our mission to build brave futuresSM through the power of connection. 13CSR Report communications plan for that site and to invoke use of our offsite workplace recovery center with the designated business-resumption service provider (where applicable). The CMT makes use of the Incident Management and Emergency Communication processes, as well as the Business Continuity and Disaster Recovery Plans for its location as needed. Each year, as part of our BCM program, we perform physical risk assessments for our Oaks, London, Dublin, Luxembourg, New York City, Toronto, Indianapolis, and Denver locations. The Operations Risk Committee approves the risk assessments annually. The Boards that oversee SEI’s operations in London and Dublin approve the assessments specific to those locations. Third-party risk management SEI’s Third-Party Risk Management (TPRM) program encompasses a cross-functional approach to onboarding, managing, and terminating third-party relationships. Our TPRM program governs the use of third parties globally and is designed to cover the entire life cycle of the third-party relationship, including planning and third-party selection, risk assessment, contracting, due diligence, continuous monitoring, and termination. A team of certified analysts, coordinators, and subject matter experts manage the program. A centralized Vendor Management Officer administers the program. The program is governed by senior management via the Vendor Management Committee. The Committee is chartered with maintaining the program to address changes in the risk landscape and for facilitating program execution. The committee periodically reports to the ORC. SEI utilizes the Shared Assessments’ Standard Information Gathering Questionnaire when assessing vendors for partnership opportunities. The questionnaire consists of a comprehensive set of questions that are aligned to a variety of domains, inclusive of topics such as Operational, Technology, Cybersecurity, Resiliency, Privacy, ESG, and others. Information about a vendor’s ESG practices, including policies and practices relating to ethical sourcing, modern slavery and human trafficking, and health and safety are taken into consideration prior to entering into a business relationship and periodically thereafter. SEI monitors its spend with vendors who are certified Minority Business Enterprises, Women Business Enterprises, Veteran-Owned Businesses, Small Business Enterprises, as well as other categories. SEI may provide metrics associated with the utilization of diverse vendors to current or prospective clients upon request. Data privacy and information governance SEI’s business model relies on processing large volumes of sensitive data, which presents a wide range of financial, operational, legal, regulatory, and reputational risks. SEI is committed to protecting the confidentiality and integrity of the personal and confidential sensitive data to which it has been entrusted. SEI’s policies provide that staff may access sensitive data only when there is a legitimate, appropriate business reason to do so and that data may be disclosed to third parties only when a legitimate interest is demonstrated as permitted or required by law, regulations, or contract. SEI does not sell any data to third parties. The Board of Directors of SEI Investments Company has approved a Privacy and Data Protection Policy that requires all affiliates to comply with those data protection laws to which they are subject, in all of the jurisdictions in which they operate. Today’s privacy landscape includes a complex patchwork of differing and/or conflicting regulations. Some of the most important laws include, but are not limited to, the Gramm- Leach-Bliley Act (U.S.A), the General Data Protection Regulations (both E.U. and U.K. versions), and California Consumer Privacy Act. SEI’s Chief Privacy Officer administers the Privacy Program, which is based on the requirements of the E.U. General Data 14 CSR Report

Protection Regulation and widely considered the highest standard for privacy. The Chief Privacy Officer is responsible for maintaining and publishing privacy-related policies and protocols; creating and maintaining SEI’s Data Mapping (Record of Processing Activities and IT Asset Register); conducting Impact Assessments; responding to Data Subject Requests; executing Data Processing Agreements with clients and vendors; investigating Privacy Incidents; and providing Privacy Breach Notices to regulators. SEI’s Information Governance Program provides a supporting framework of policies and practices regarding how the organization handles data throughout the entire information life cycle. The Information Governance Program strives to enable SEI to manage information as a business asset, commensurate with its value, while mitigating the risks associated with data retention and minimization. SEI’s Corporate Record Retention Policy is the primary policy that drives the Information Governance Program. The policy requires each business area to maintain retention schedules outlining retention periods for all business and non- business records, thereby providing defensible deletion opportunities once the retention periods have been satisfied. SEI’s Director of Information Governance oversees the Information Governance Program and is responsible for establishing the policies and best practices for sound We seek to manage risks thoughtfully in the pursuit of our strategic business objectives. We strive to deliver long-term, sustainable growth in our revenues and earnings. As such, we seek to balance risk-taking with strategic returns. CSR Report 15 data handling and minimization; establishing standard file-naming conventions; eliminating unauthorized, unnecessary, or inactive data repositories; promoting defensible deletion activities; reducing access to sensitive data; ensuring that proper archive and purge functionality exists on applications or data storage repositories; destroying obsolete physical records; and generally minimizing the risks associated with over retention of data. Our Privacy and Information Governance programs work closely with our Information Security program to promote sound data protection and privacy practices throughout the business. SEI maintains a variety of technical and organizational measures designed to safeguard and protect personal, confidential, and proprietary data. These programs monitor advances in security technology and industry standards, always striving to apply “privacy by design” and “information governance by design” principles to ensure that SEI is adequately protecting the data it processes. Information security Our long-term client relationships depend on our ability to handle client data and information securely and with integrity. Our Chief Information Security Officer (CISO) manages our cybersecurity and information security programs, which are designed to protect the confidentiality, integrity, and availability of electronic information and other intellectual property. The CISO reports quarterly to the Operations Risk Committee, regularly to various Boards of Directors of our subsidiaries, and annually to SEI’s Board of Directors. Our network architecture limits and controls access to critical resources while providing high rates of performance. Endpoint detection and response systems use advanced intelligence to detect malware, as well as analyze and adapt to new issues as they arise. Our Security Information and Event Management (SIEM) system provides near real-time detection and response to security events and integrates threat intelligence data to anticipate and identify suspicious activity. Each year, we conduct independent third-party tests of our systems to identify necessary changes and enhancements to the program. Additionally, the SEI Wealth PlatformSM is certified by top industry standards, like ISO 27001. Finally, our Information Security team performs regular vulnerability studies internally and externally. Our people are critical to our ability to protect client data and information. All employees, including contractors, receive training as part of their new-hire onboarding and annually as part of their required corporate training. Additional employee resources include a dedicated intranet site, where employees can access our policies, training, and information on best practices; regular communications from our corporate leadership; email updates from the Information Security team; and phishing awareness education at business unit town hall meetings. Climate change risk assessment SEI considers physical climate-related factors into each of the functional areas of risk outlined above. Additionally, the ERM team conducts a Climate Change Risk Assessment on an annual basis to better understand the impact of climate change on SEI’s overall operations. The assessment includes a risk register that covers both physical and transitional risks. These climate-related risks are considered in the creation of our Corporate Risk Register. Additionally, the Climate Change Risk Assessment is discussed annually, at a minimum, with the Corporate Social Responsibility Committee, and at the Board of Directors’ joint Audit Committee and Legal and Regulatory Oversight Committee meeting. 16 CSR Report

Sustainable investing. SEI managed approximately $315.6 billion in assets as of Dec. 31, 2022.1 We offer investment products, including mutual funds, collective investment products, alternative investment portfolios, and separately managed accounts (SMAs), to a range of institutional and high-net-worth investors. We understand that ESG factors could have material impacts on the financial performance of an investment, thereby affecting investors’ ability to take advantage of opportunities, manage risk, and achieve their desired investment goals. 1 Our affiliate, LSV Asset Management, managed an additional $83.8 billion, which are not included in this report. 17CSR Report

As a signatory to the Principles for Responsible Investment (PRI), we are committed to building and enhancing our approach to sustainable investing and reporting on these efforts annually. We approach sustainable investing with the same curiosity and conviction that have enabled our success for more than 50 years. In addition to the PRI, in 2022 we participated in and/or were signatories to a range of collaborative organizations, including but not limited to: • Climate Action 100+ • Institutional Investors’ Diversity Cooperative (Founding member, Steering committee) • Task Force on Climate Related Financial Disclosures (Supporter) • The Responsible Investment Association of Canada (Member) • The Investment Consultants Sustainability Working Group, U.S. and U.K. (Founding Member, Steering Committee) Sustainable investing leadership SEI’s sustainable investing efforts are led by our Investment Management Unit’s (IMU) Strategic Planning and Stewardship Group, which includes the Sustainable Investing Solutions and Sustainable Research teams. The Sustainable Investing Solutions team’s responsibilities include the development of investment products and solutions that are specifically designed to achieve ESG outcomes, investment stewardship, ESG reporting, and liaising with our business units to support clients that desire to address sustainable investing issues. The Sustainable Research team oversees integration of ESG factors into our manager due diligence, conducts manager engagement on sustainable investing issues, and leads dedicated searches for sustainable investment strategies. The Strategic Planning and Stewardship Group collaborates with a broad range of teams within the IMU, including but not limited to portfolio management and manager research, technology, operations, and trading, on sustainable investing policies and implementation of sustainable investing initiatives. Further, within each business unit, solutions teams, client relationship managers, and advice teams support the implementation of sustainable investment solutions for our clients that choose to pursue ESG outcomes. The Sustainable Investing Solutions team chairs SEI’s Sustainable Investing Working Group (SIWG), which comprises representatives from across the IMU and business units. The SIWG endeavors to advance SEI’s sustainable investing efforts and capabilities by establishing common frameworks, goals, and metrics. Sustainability in manager research Manager research is the foundation of our approach to investment management. Over the course of three decades, we developed this capability to provide our clients with access to skilled managers and diversified investment products through a multi-manager solution. We have incorporated an in-depth analysis of each of our managers’ sustainable investing capabilities into our manager research process. Every firm and investment strategy considered for our platform undergoes an ESG due diligence review and receives an ESG score of strong, moderate, limited, or weak, determined by SEI. These ESG ratings are one of many factors available to SEI’s portfolio management team when selecting managers; however, there is no minimum ESG score a firm or strategy must meet to be selected for a portfolio that does not have an express sustainable investing mandate. The degree to which ESG considerations affect our decisions varies and is considered on a case-by-case basis. For mandates with an express focus on sustainable investing, we typically expect managers to achieve a minimum Firm and Strategy score of moderate to be selected. 18 CSR Report

CASE STUDY It is well-documented that gender and racial ethnic diversity in the asset management industry is lagging. The Knight Foundation reports that, in the United States, diverse-owned firms manage only 1.4% of assets.2 Citywire’s 2022 Alpha Female report showed that only 12% of the managers in its Fund Manager Database are women, while more than one-third of funds (35.8%) are run by male-only teams. 3 SEI has a long-standing view that diverse teams make better decisions. Since 2017, our research analysts have collected data about the racial and gender diversity of portfolio management teams selected to make investments on behalf of our clients, and of the owners of the firms with which we work. This data contributes to a holistic understanding of cognitive diversity within a team, giving us a better view into how decisions are made and risk is managed within an investment strategy. While SEI has collected this data from its managers for years, broader organizational information isn’t widely or consistently disclosed. In 2022, SEI published research that looked more closely at the state of diversity, equity, and inclusion disclosure within the industry. From a sample of more than 1,700 firms offering actively managed equity and fixed-income products, more than half do not report any ownership diversity data. From a sample of more than 14,400 investment products, fewer than 20% disclose data about the diversity of their investment teams. When we compared diversity levels reported by managers in the sample to those reported by the asset managers on our investment platform (disclosure is required), we found much higher levels of gender and racial diversity within our managers’ portfolio management and ownership teams. We believe that disclosure is a critical first step to improving diversity in the asset management industry. To that end, we are actively engaged with the industry to promote greater disclosure of diversity information. It is a key pillar of our manager engagement program, and we work through industry groups, such as the Institutional Investing Diversity Cooperative, where we are a founding member and sit on the steering committee. 2 Knight Foundation, “Knight Diversity of Asset Managers Research Series: Industry,” 2021. https://knightfoundation.org/wp-content/uploads/2021/12/KDAM_Industry_2021.pdf 3 CityWire, “Alpha Female Report: 2022,” 2022. https://uk.citywire.com/Publications/WEB_ Resources/alpha-female/alpha-female-2022-dollars.pdf CSR Report 19

Our ESG evaluations of managers are based on the following factors:

Firm assessment

- Profile: Assess the manager's commitment to sustainable investing by evaluating the breadth and longevity of its sustainable investment practices at both the firm and product levels. Help identify firms that have long believed in sustainable investing and have fully built aspects of their business to support it.
- Resources: Evaluate how well resourced the manager is to achieve its sustainable investing goals. We view this as the bridge between the manager's words and its actions.
- Practices: Assess how the manager integrates sustainable investing into its investment process, from investment decision-making to stewardship. This helps to distinguish true sustainable investing from "greenwashing," or presenting false integration of sustainable investing practices to attract clients.

Strategy assessment

- Investing: Analyze the strategy's integration of ESG factors, taking into account degree of materiality in affecting investment decisions and portfolio construction, quality of data and analytics employed, and alignment across the strategy's investment team.
- Stewardship: Evaluate the strategy's approach to stewardship, focusing on reporting capabilities and the intensity and thoughtfulness of issue engagement.

SEI'S SUSTAINABLE RESEARCH ARCHITECTURE



Investment firm
Investment strategy
Profile
Resources
Practices
Investing
Stewardship
Membership
Corporate implementation
Products
Personnel
Support
Integration
Importance

Source: SEI Investment Management Unit. As of December 31, 2022. Subject to change without notice.

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By the end of 2022, SEI's dedicated manager research sustainability team had evaluated nearly 250 firms and more than 550 strategies for their ESG practices. More than 80% of our underlying managers are PRI signatories.

Sustainable investing solutions

In addition to integrating sustainability into our investment manager research, we aim to bring dedicated sustainable investment solutions to our clients that desire to invest in these solutions through mutual funds and customized solutions. We have a 30-year track record of providing custom screening solutions to clients through separate accounts, enabling them to align their portfolios with their values by excluding investments in certain sectors or business practices, such as tobacco, gambling, and firearms.

In the United States, we manage a number of funds that incorporate sustainability-related screens or incorporate sustainability into security weighting. All of our Irish-domiciled UCITS Funds exclude investments in companies involved in the sale, production, or development of certain controversial weapons and those that generate more than 10% of their revenue from the exploration, mining and production of thermal coal, as well as services that support thermal coal production. As of year-end 2022, these SEI funds had $15.8 billion in assets under management.

Sustainable investing (in millions)

	Equity	Fixed income	Other	Total
Exclusionary screening	$8,819.4	$6,117.2	$938.9	$15,875.5*
ESG integration	$1,627.1	$465.0	$0	$2,092.2
Impact	$33.0	$165.5	$0	$198.6
Total	$10,479.6	$6,747.7	$938.9	$18,166.1*

Definitions

- Exclusionary: Strategies that exclude certain sectors, companies, or practices based on specific disclosed screening criteria.
- ESG integration: Strategies that incorporate environmental, social, and governance considerations into analysis and selection.
- Impact: Strategies designed to target investments to generate a social or environmental impact alongside a financial return.

Data is categorized by primary approach to sustainability. Many products take multiple approaches, such as screening and integration. Figures may not sum due to rounding. Data as of December 31, 2022.

* $14.3B of this amount is comprised of products with exclusionary screening that is limited to controversial weapons and thermal coal.

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In 2022, we reclassified two of our Irish- domiciled UCITS Funds under Article 8 of the European Union’s Sustainable Finance Disclosure Regulation (SFDR) to provide greater disclosure of the ways that these funds integrate ESG factors in their investment process. Details are available in the relevant fund’s prospectus. Through our advisory businesses, SEI also provides clients with access to a range of solutions that promote sustainability characteristics or have sustainability objectives in SMAs and other investment vehicles. As of the end of 2022, SEI has approved or recommended more than 25 sustainable investing strategies for use in clients’ equity and fixed-income portfolios. In addition to sustainability in SEI funds noted above, at the end of 2022, we managed approximately $2.3 billion in assets with screening, utilizing ESG integration or impact investment approaches through externally managed funds, ETFs and SMAs; and by providing ETFs with ESG characteristics as available substitutes in our ETF asset allocation strategies. Investment stewardship As active owners of our investments, we seek to utilize our voice to influence investment managers and investee companies to act in the best interest of our clients through manager engagement, shareholder engagement, and proxy voting. Manager engagement As a manager of managers, we have significant influence on how sustainability is considered by a broad range of asset managers with whom we work across the industry. In 2022, we formalized our manager engagement efforts to bring focus and scale to the ways that we engage with our third-party managers to develop or improve their consideration of ESG risks and opportunities in their investment practices. We work with many boutique and specialist investment managers and believe that engagement on sustainability topics is an important educational opportunity that over time can improve managers’ performance. In 2022, we engaged with a cohort of 27 firms about sustainable investing topics such as DEI disclosure and policies, education about PRI, and the potential for them to further integrate consideration of ESG risks and opportunities into their investment practices. Most managers have been receptive to our engagement. Shareholder engagement We believe that proactive and constructive engagement with companies can lead to improvement in standards and practices related to sustainability risks. We work with third-party vendors to pursue our shareholder engagement efforts. These third-party vendors identify companies that have experienced severe or persistent violations or breaches of global norms related to sustainability, such as environmental practices, human rights, labor rights, or business ethics. Through the information provided by these third-party vendors, our thematic engagement strategy seeks to engage companies that are potentially exposed to risks or opportunities associated with sustainability megatrends. In 2022, our thematic focal areas were climate change, sustainable agriculture, modern slavery, the future of work, and board governance. The most frequent topic for engagement was climate change, followed by human rights. The sectors most frequently engaged in 2022 were industrials, materials, and financials. Proxy voting Across our U.S. and Irish-domiciled funds, SEI Investments Management Corporation (SIMC), our investment advisor registered with the SEC under the Investment Advisers Act of 1940 and with the Commodity Futures Trading Commission (CFTC) under the Commodity Exchange Act, has adopted proxy voting guidelines that require the evaluation of ESG-oriented shareholder proposals on a case-by-case basis and will generally support well-crafted, business-relevant ESG 22 CSR Report resolutions that we believe are consistent with creating long-term shareholder value. SIMC’s Proxy Voting Committee provides oversight of the proxy voting policy and activities and meets as necessary to perform its oversight functions. The committee comprises representatives of SIMC’s Investment Management Unit, Sustainable Investing team, and Compliance personnel. SIMC has retained Glass Lewis as its proxy voting vendor. In that capacity, Glass Lewis will vote proxies consistent with SIMC’s proxy voting guidelines. In addition to Glass Lewis’ recommendations, SIMC receives certain proxy voting recommendations from our shareholder engagement vendor, Sustainalytics, reflecting progress and priorities with companies that have been engaged. If Glass Lewis and Sustainalytics provide conflicting voting recommendations on a proxy item for a specific company that implicates a topic for which Sustainalytics has an active engagement effort with that company on SIMC’s behalf, SIMC’s proxy voting committee may review the recommendations and determine how to vote in the best interest of shareholders. SEI Canada has adopted ESG guidelines that are supportive of ESG-related shareholder resolutions. More information about our approach to proxy voting can be found online for our funds domiciled in the United States, Ireland, and Canada. 64% Climate change 7% Other enviornment 15% Human rights 5% Labor rights Engagement cases by category 9% Business ethics 23CSR Report

Investment risk management As a global investment manager, we seek to identify and manage our exposure to and impact of systemic risks across our investment solutions. The main objective of the IMU’s Risk Management & Governance team is to ensure that the IMU’s portfolio and investment strategies meet clients’ and SEI’s expectations by monitoring investment guidelines and risk budgets, stress-testing results, and meeting risk-related regulatory requirements. The team operates separately from our portfolio management teams, allowing for an objective and independent risk analysis for our investment products. We use a technology-driven, multi-asset risk management system for equities, fixed-income securities, and alternative investments. The system provides a consistent and daily view of risk across asset classes and creates a framework that is designed to contribute to a common understanding of risks across our various investment teams. Our Investment Risk Management team performs stress tests to measure the risk of loss under various shocks and economic scenarios. Factor- sensitivity shocks measure a portfolio’s sensitivity to specific risk factors, including market risk, credit risk, interest rate risk, and currency risk. Risk oversight The IMU has a governance framework that consists of various committees that provide oversight of all functional areas of the IMU. The Managing Director of the IMU’s Strategic Planning and Stewardship Group chairs these oversight committees, which include the Sub-Advised Portfolio Management Oversight Committee, the Internal Portfolio Management Oversight Committee, and the Asset Allocation Oversight Committee. These committees evaluate our investment processes, product implementations, and investment results relative to expectations. They are also responsible for approving material changes to investment strategies, benchmarks, and risk limits. Additional oversight is provided by our Derivatives and Counterparty Risk Oversight Committee and the Liquidity Risk Committee. The Derivatives and Counterparty Risk Oversight Committee monitors exposures and the credit worthiness of derivatives counterparties, repurchase agreement counterparties, and custodial sweep programs. The Liquidity Risk Committee oversees our liquidity risk program. This committee monitors our ability to meet redemptions under normal and stressed conditions without materially impacting a portfolio’s net asset value. Liquidity risk The Investment Risk Management team monitors liquidity in SEI’s registered mutual fund portfolios. The team maintains a liquidity program that aims to assess each fund’s ability to meet redemption obligations to shareholders and to mitigate dilution of interests to remaining shareholders after redemptions. Using the daily history of cash flows, we determine the level of reasonably anticipated withdrawals from portfolios under normal conditions. Each day, the team measures the amount of time needed to trade portfolio securities based on a transaction cost model that incorporates bid-ask spreads, average daily volume, settlement time, and the reasonably anticipated trade size. From this data, we assess a fund’s liquidity profile and its ability to meet redemptions. Strict limits are applied to the amount of illiquid securities in each portfolio. Derivatives risk The Investment Risk Management team monitors the use of derivatives by SEI’s registered mutual funds. Limits are established for notional derivatives exposures based on each portfolio’s investment strategy, which are approved by the Sub-advised Portfolio Management Oversight Committee. We also monitor the liabilities created by deliverable derivatives transactions. These liabilities must be covered by cash or readily marketable securities. In addition, we monitor counterparty exposures from derivatives transactions. Counterparty exposures are reported to the Derivatives and Counterparty Risk Committee, which also monitors counterparties’ credit worthiness. 24 CSR Report

Our people. SEI is strengthened by contributions from our global community members, who are diverse in race, gender, sex, religion, dis/abilities, ethnicity, age, sexual orientation, national origin, socioeconomic status, veteran status, viewpoints, and life experience. We are committed to cultivating an inclusive and equitable work environment for a dynamic workforce and fostering philanthropic efforts that allow our employees to live their values and passions as they give back to communities. CSR Report 25

Diversity, equity, and inclusion The core principles of SEI’s diversity, equity, and inclusion (DEI) work stem from the company’s inherent desire to welcome, respect, value, and care for all individuals in our SEI community on a human level in their collective and unique identities. Our behavior is guided by SEI’s values of courage, integrity, collaboration, inclusion, connection, and fun. We are proud of the steps we took in 2022 to build upon the foundation of DEI work at our company. Key milestones In 2022, CEO Ryan Hicke joined more than 2,300 CEOs in signing the “CEO Action for Diversity and Inclusion.” CEO statement on diversity, equity, and inclusion We have always believed in the power of DEI to fuel our approach to creating solutions for new challenges, making better decisions, and providing every employee access to the resources and opportunities that foster their growth—regardless of their identity. We’re in a state of constant transformation, requiring us to continuously build and evolve a company culture in which everyone feels welcomed, respected, valued, heard, recognized, and empowered to bring their authentic self to do their best work every day. Nurturing this type of environment for all of our employees is a critical focus for SEI. Leadership at all levels is committed to embedding DEI across our entire company. We are launching a multiyear initiative to continue improving diverse representation throughout our workforce; cultivating an inclusive culture through learning, awareness, and belonging; and supporting supplier diversity. An inclusive culture empowers our employees to share their diverse perspectives, experiences, and ideas, which drive our clients’ and company’s success. We know that our unwavering commitment to diversity and inclusion will help us achieve our mission to build brave futures through the power of connection. Other DEI milestones In 2022, we formed our Diversity & Inclusion Council, made up of colleagues and leaders from across the company who are passionate about DEI and share the goal of working as a group to help shape initiatives and hold SEI accountable to action. In 2022, the Diversity & Inclusion Council: • Granted $117,000 to seven strategic partnerships, all nonprofit organizations focused on global diversity and creating opportunities for youth of color • Sponsored the “All That We Are” event to acknowledge shared experiences as people while celebrating the beauty of diversity • Spearheaded the creation of two additional employee resource groups (Somos SEI and SEI Pride) to foster an even more inclusive environment for employees We also evolved from an affinity group structure to an employee resource group (ERG) structure and added two new ERGs: SEI Pride and Somos SEI. This more formal ERG structure encourages more employees to get involved and demonstrates the growth of employee grassroots DEI initiatives. Well- established ERGs foster the development of emerging leaders, provide a forum for historically under-represented groups and for those with shared passions, offer a voice for our employees, and engage communities in multiple ways. Employee resource groups We believe it is important to endeavor to make a meaningful, positive impact on the communities in which we work and serve. We strive to be stewards of advocacy, which may be best represented in our diversity initiatives and the grassroots efforts that define our employee-led volunteer groups. An elected 26 CSR Report board of directors leads each cause-based ERG, and the members follow a specified mission to accomplish their goals. Our ERGs are self-created, self-run, and self-sustained with the support of executive management, global colleagues, and communities. The SEI Black Professionals Network (SBPN) formed with the purpose of connecting, supporting, and addressing the professional needs of its members through awareness, leadership development, educational forums, and networking opportunities. The network recognizes and promotes the value Black professionals contribute to our corporate culture. In 2022, the network: • Hosted a book club during Black History Month featuring Isabel Wilkerson's nonfiction work, “Caste: The Origins of Our Discontents.” Employees participated in a weekly discussion about Wilkerson's description of racism in the U.S. as a construct of a caste system. Space was created to allow for sharing personal experiences of inclusion, exclusion, and hierarchy as detailed by the author. • Hosted a virtual fireside chat featuring Andre Young, Founder of You Evolving Now, and Brian M. Briggs, Senior Content Creation Consultant at Hartford Funds. The discussion focused on creating a meaningful personal brand that markets best attributes and skills while allowing for differentiation from our peers. Participants also learned how to maintain and strengthen their personal brands throughout the course of their careers and the tools needed to rebuild a personal brand after a setback. • Hosted the Black Philadelphia Walking Tour in honor of Juneteenth, which allowed attendees to learn about the history of Black Philadelphia while soaking in the full array of our nation's most important and historical monuments in Philadelphia. With a focus on the city's early history, it brought DIVERSITY MISSION STATEMENT At SEI, we strive to create an environment where employees, clients, and strategic partners feel welcomed, heard, valued, and respected. We’re committed to ensuring that no element of anyone’s diverse identity impedes them from accessing the opportunities and resources they need to achieve their fullest potential. Our community connects people, regardless of their race, sex, gender, religion, ethnicity, national origin, sexual orientation, dis/ability, life experience, and viewpoints. We ask our employees to bring their whole selves to work because their talent, knowledge, experiences, and perspectives are core to what makes SEI so special and drives our company’s success. We ask them to have the courage to challenge convention and take risks, so we can unlock new opportunities to build brave futures—for our clients, our communities, and ourselves. 27CSR Report to light every detail of Philadelphia’s Black history. • Created a mentoring program to support the company’s diverse Spark interns by establishing their connections to senior colleagues within their business units. SBPN created a curriculum to ensure a standardized mentor/intern engagement process and also hosted a networking event to assist with establishing those strong connections during that initial first meeting. SEI Cares is a global, employee-led philanthropic program that sponsors volunteer opportunities and awareness events. The program's activities include selecting partner nonprofits, making grants to these partners, organizing volunteer activities, collecting employee donations, and generating employee engagement in philanthropy. The SEI Cares Fund, an employee-contribution fund, makes grants to local partner organizations that support animal welfare, community services, environmental protection and conservation, economically disadvantaged youth, and health services. Funding for the SEI Cares Fund comes from the parent company and employee base. In 2022, SEI Cares: • Donated $252,000 to 16 partner organizations through the SEI Cares Fund and more than $11,000 to two U.K. partner organizations • Granted $360,000 to 18 partner organizations focused on education through participation in the Pennsylvania Educational Improvement Tax Credit program • Matched more than $45,000 in employee contributions to non-partner charity organizations • Provided disaster relief, resulting in nearly $50,000 donated to charities aiding in relief efforts for three catastrophic events: the Ukraine crisis, Hurricane Fiona in Puerto Rico and the Dominican Republic, and Hurricane Ian in Southwest Florida The SEI Green Team seeks to foster a sustainable future by providing environmental education and awareness for our employees, developing solutions to reduce SEI’s environmental footprint, and supporting environmentally friendly purchasing and consumption. In 2022, the SEI Green Team: • Hosted their annual Earth week, including working with the SEI Community Garden and their nonprofit partner Trellis for Tomorrow, to educate employees on the upcoming community garden. Other activities included a live stake planting and volunteer opportunities with a local nature preserve. • Became a host site for a local co-op, Lancaster Farm Fresh, for employees to support organic farmers from their communities by purchasing vegetables, meats, eggs, and various other shares. SEI Pride provides a network of support for the professional development and personal connections of our LGBTQIA+ global employees. SEI Pride works with our Workforce Development groups to facilitate activities that support recruitment and retention and continually seek to build community among SEI’s LGBTQIA+ global employees directly and through its many allies. In 2022, SEI Pride: • Established itself as an employee resource group at SEI • Hosted an insightful panel event discussing the importance of bringing your authentic self to work • Hosted a book club discussion session with the author of “Elegy for the Undead,” Matthew Vesely • Created and promoted an educational SharePoint page, featuring resources and monthly articles highlighting prominent figures in the LGBTQIA+ community 28 CSR Report

SEI Salutes strives to support veterans and their families in the transition from military service to civilian life, enhance SEI’s diversity, and celebrate the contributions of our colleagues with military backgrounds. In 2022, SEI Salutes: • Raised more than $8,000 for the Christmas in July Care Package Initiative benefitting USO of PA and Southern NJ • Donated seven large boxes of toys to Toys For Tots, maintaining SEI Campus Security’s 18-year tradition • Worked with and donated to new partner organizations, volunteered in the local community, and hosted two speakers to share their stores and experiences with the SEI community • Welcomed new initiatives to support those serving and were recognized for our impact: — SEI announced paid military leave (up to four weeks) for eligible U.S. employees — SEI received the Marine Corp Scholarship Foundation Globe and Anchor Award, which recognizes one organization that has had an impact around the globe through a foundation of service — SEI was recognized as a 2023 Top 10 Military Friendly Employer — SEI facilitated three Gallup CliftonStrengths team events for the Hiring our Heroes cohorts. Hiring our Heroes is a 12-week program aimed at providing transitioning service members with professional training and hands-on experience in the civilian workforce. SEI Women’s Network (SWN) seeks to inspire and support the professional growth of women. SWN, through a board of 17 women and men, provides educational forums, hosts networking opportunities, and encourages success through personal and professional growth. The Women’s Network profiles women across the globe through its #HERSTORY campaign and culminates its activities with an annual leadership summit. In 2022, SWN: • Celebrated International Women’s Day across our global offices and created awareness around the 2022 theme #BreakTheBias, as well as featured speaker April Rinne on the topic of “Intelligence, Leadership, and the Future of Work in a World in Flux” • Executed a women’s development series with two 10-person cohorts, delivering professional development sessions on executive presence, building political capital, and playing to your strengths • Hosted an opportunity series with sessions focused on women and their roles in investing, sales, and human resources and recruiting • Hosted the ninth annual SEI Women’s Network Leadership Summit, which attracted nearly 1,000 internal and external registrants globally. In addition to more than 15 speakers, this event included the creation of our fifth #HERSTORY magazine and included a virtual pop-up shop to support female-owned small businesses in global communities where SEI has offices. Somos SEI formed in 2022 to create a community for SEI employees who identify as Latinos or are from a Latinx background, as well as those who are interested in learning from one another and collaborating with different cultures. The team continues to grow, with 24 members and counting. In 2022, Somos SEI organized a series of events to celebrate Hispanic Heritage month that included a showcase of successful Latinx women in financial services, highlighting the importance of mentorship, and an employee panel to share experiences. Employee benefits The physical, social, mental, and financial health and wellness of our employees is a top priority. In 2022, we introduced a number of new benefits, in addition to enhancing a number of existing benefits, to support our employees in their journey at SEI. We also provide education and support for employees We believe it is important to endeavor to make a meaningful, positive impact on the communities in which we work and serve. 29CSR Report engaged in our financial benefits, including the U.S. SEI Capital Accumulation Plan, the SEI Employee Stock Purchase Plan, and our U.S. SEI Employee Investment Program.

Policy enhancements and creation in 2022 include:

- Enhanced fertility, mental health, vision, and telehealth coverage for U.S. employees
- U.S. bereavement coverage expansion
- U.S. Military Leave, allowing eligible employees up to four weeks of paid military leave

SEI continues to offer retirement and savings plans that encourage employees to save for the long-term and take ownership in the company. The U.S. SEI Capital Accumulation Plan (the corporate 401(k) plan) continued to have a high participation rate at 92.9%. For the first time in 2022, participants were able to make Roth contributions to the plan through Roth deferrals, Roth rollovers, and In-plan Roth conversions. The SEI Employee Stock Purchase Plan also remained popular among employees in 2022 as they took ownership in the company by purchasing over 30,000 shares of stock. Through the U.S. SEI Employee Investment Program, many employees took advantage of the opportunity to invest in SEI investment products not offered in other plans.

A subset of our Benefits team, the Wellness team promotes employees' physical, financial, and social well-being globally by creating forums to discuss healthy lifestyles, encouraging physical fitness, sharing caregiving information and advice, helping employees navigate workplace wellness challenges, and offering group sessions on a range of related topics. In 2022, the Wellness team:

- Held an on-site flu shot clinic for those working in Oaks

Global employee demographics

	Male	Female	White	Persons of color	Race not declared
Senior leadership	73%	27%	78%	11%	11%
Supervisors and managers	63%	37%	68%	14%	18%
Individual contributors	68%	32%	67%	23%	10%
Sales and relationship management	75%	25%	82%	8%	11%
Technology	77%	23%	53%	38%	9%

Note: The data above represents our global workforce as of December 31, 2022, based on self-reporting by employees. A significant number of employees globally have elected not to declare their race.

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• Encouraged employee health and wellness through a series of online tips, 16 online workshops, and five company-sponsored challenges • Partnered with Health Advocate to support our U.S. employee base with virtual workshops focused on managing emotional health and employee well-being • Sponsored a global World Mental Health Day event series, offering opportunities to connect in person with colleagues, attend virtual seminars, and meet face to face with representatives from Health Advocate • Reinstated onsite and virtual nutritional counseling in Oaks Education benefits We encourage employees to stay relevant and develop a growth mindset by investing in programs outside of SEI in leadership, technology, data, finance, and business. We offer both tuition and professional development reimbursement as employee benefits. In 2022, 98 employees completed 339 graduate courses, helping SEI to advance our knowledge and grow our leaders. Additionally, our professional development reimbursement benefit helped 39 employees achieve 44 certifications in 2022. Talent acquisition SEI is committed to creating and maintaining a diverse and inclusive workforce and culture. We believe it is imperative to have a diversity of backgrounds, talent, and thought in order to address our clients’ needs and encourage innovation. We value contributions that come from individual colleagues, including their perspectives, experiences, and ideas. In keeping with that belief, SEI is proud to be an equal opportunity employer and a volunteer affirmative action program reporter. We continue to build diverse representation of our workforce by offering employment opportunities to BIPOC, women, differently abled people, LGBTQIA+, military service members, and veterans. Our workforce strategy encompasses global outreach and programs focused on recruitment, retention, and the promotion of underrepresented groups within the financial services industry. Part of this strategy also includes partnerships with our employee-led affinity groups. Internal mobility Creating a formalized internal mobility program for SEI is a critical component of our talent strategy. We’re committed to making as much of an investment in recruiting from our current staff as we do recruiting outside our walls. By moving around our company, employees gain experience, skills, perspective, and knowledge about SEI to help drive their professional growth. In 2022, we increased our commitment to internal mobility by hiring a program director to focus specifically on internal mobility. We continued to use our internal mobility website, which assists our current employees in career pathing by identifying new opportunities to remain at SEI and exploring a different career journey. To date, the tool has been adopted by more than 3,000 employees. The tool also tracks employee referrals, which are vital to our growth as an organization. We received over 500 referrals in 2022. University relations Our Workforce Development team continues to maintain relationships with more than 25 regional and national colleges and universities to build a talent pipeline across the organization. Through our partnerships with staff, professors, and student organizations, we have been successful in attracting a variety of talented students, with a focus on historically Black colleges and universities. In 2022, we focused recruitment efforts in several diversity programs, including a new partnership with Steppingstone Scholars’ Inveniam Internship for Black and brown students. We also kicked off the Spark Internship for underrepresented groups in fintech in partnership with Temple University. Finally, SEI provided placements for internships across a number of jurisdictions, including participating in the UK’s 10,000 Black Interns initiative, offering and hosting 31CSR Report bonus gap is 26%; however, the median bonus gap is -10%.5 Training and development The Workforce Development team provides multiple tools and resources to SEI employees to support their growth and professional development through programs, classes, and coaching. We look to foster connection, engagement, and advancement for employees at all levels, all roles, and all locations. Our commitment to SEI employees continued in 2022. In 2022, we saw an increase in employees returning to the office, with the majority maintaining a hybrid schedule. With increased attendance since we moved our professional development classes to virtual, we continued with that practice in 2022 and will do so into 2023. This allows us to expand our courses and programs globally and continues to create space for learning in an equitable and inclusive way, whether our people are at home or in the office. Instructor-led courses Our Learning, Leadership, and Coaching team leads the majority of our instructor-led courses, structuring them to promote the growth and development of all employees. In 2022, we: • Welcomed 1,168 new employees through New Hire Orientation • Offered 92 live, instructor-led, virtual classes, connecting with 4,525 total global attendees • Launched the SEI Edge Program, designed to provide our employees new industry knowledge with presentations on topics like emerging technology trends, cloud technology, digital assets, and sustainable investing. Presentation recordings are also available in our Learning Center. Over 2,415 employees tuned in to the sessions in 2022. four internships to university students and recent graduates to work in our London office. We will continue to explore new relationships with colleges, universities, and diversity recruiting partnerships, with a focus on underprivileged and underrepresented populations. The student pipeline model supports opportunities across our business—from entry- level to our junior leadership programs. Employee statistics In our 2023 proxy statement, we disclosed data that was generated in connection with the preparation of SEI’s EEO-1 Report for 2022, which will be submitted to the U.S. Equal Employment Opportunity Commission, covering demographic data for SEI’s U.S. employees as of the payroll period of October 12-23, 2022. Closing the gender pay gap We strive to provide all of our employees with the opportunity to grow and contribute to our company’s success. Our investments in our global gender diversity initiative are guided by our analysis of what we believe we are doing well and where we need to focus our energies to improve the ways we attract, develop, and retain our female employees. In the U.K., our 2023 gender pay gap report was published in April 2023 and has a snapshot from April 2021 to April 2022. Our mean fixed pay gap increased marginally from 21.1% to 22.2%, and our median fixed pay gap decreased from 13.6% to 9.0%. Our mean bonus gap has decreased from 72.5% to 70%, and our median bonus gap has decreased from 33.3% to 25%.4 In our Dublin office, our 2022 gender pay gap report was published in December 2022 and has a snapshot from June 2021 to June 2022. Our mean hourly pay gap is 0.35%, and our median hourly pay gap is -5.03%. Our mean 4 U.K. Gender pay gap figures reported as of April 5, 2022 5 Ireland Gender pay gap figures reported as of June 14, 2022 32 CSR Report

On-demand learning resources

To complement SEI's instructor-led training, employees are encouraged to utilize our on-demand learning resources.

- **LinkedIn Learning** Our license with LinkedIn Learning gives learners access to over 7,000 on-demand courses facilitated by top industry professionals on topics that include Microsoft Azure, Amazon Web Services (AWS), and inclusive leadership.
- **GetAbstract** Our access to GetAbstract empowers our employees with the most relevant business publications, expertly curated and summarized into bite-sized, quick-access learning opportunities.

Coaching

As we continue to support our coaching services at SEI, and as the number of coaching requests continues to rise, a large focus of time in 2022 was spent on sourcing and training a second cohort of 13 coaches, who are now conducting coaching engagements for our global workforce. These are tenured employees who have backgrounds that represent our market and competency units. They are supporting coaching engagements in addition to their current job responsibilities.

In 2022, we provided coaching services to 36 leaders throughout the company through four types of coaching engagements. Each engagement addressed a specific need and identified a critical business impact for senior leaders.

2022 learning highlights

INSTRUCTOR-LED

1,168

New employees welcomed through orientation

4,525

Instructor-led class participants

19

Course options with 92 instructor-led training sessions

LINKEDIN LEARNING

3,242

Courses viewed

98,414

Videos completed

GETABSTRACT

2,760

Employees utilized

3,260

Articles and book summary downloads

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2022 CORPORATE RECOGNITION 2022 Best Place to Work in Greater Philadelphia by the Philadelphia Business Journal 2022 Top 10-level Military Friendly® Employer for companies with $1 billion to $5 billion in revenue by Military Friendly® 2022 Military Friendly® Spouse Employer by Military Friendly® Best D&I Initiative Award (small/medium firm) PIMFA D&I Awards 2022 as Highly Commended Best Diversity and Inclusion Programme–Global Reach at 2022 Wealth for Good awards by Wealth Briefing 2022 Champion of Board Diversity by The Forum of Executive Women and PwC 2022 Leading Disability Employer from the National Organization on Disability CSR Report34

• Leadership coaching: For executives and senior leaders who desire one-on-one coaching, leadership coaching can unleash additional potential and create optimal impact as a leader. • Onboarding coaching: This supports senior leaders joining SEI from other firms to help engage their natural talents for a successful start. With input from the leader’s manager, coaching ensures clarity about the leader’s new role and responsibilities, while supporting them in identifying and collaborating with their stakeholders. • Promotion coaching: Newly promoted leaders can benefit greatly from a coach who can tap into their talents, maximize their potential, and assist them in learning how to effectively overcome their challenges. For leaders who are responsible for new or new-to-them teams, coaching will identify the leader’s hallmark style and how that style will support a high-performing and collaborative team. • Team coaching: An engagement in which a senior leader and their team members receive individual coaching while focusing on the same end goal(s). Women’s development series With the need to ensure gender diversity within all levels at SEI, our Learning and Development (L&D) team partnered with the SEI Women’s Network and our “Get, Grow, Keep” initiative to pilot the SEI Women’s Development Series in the third quarter of 2021. This eight-week cohort provided a balance of learning sessions, networking, and discussion circles with a focus on the growth and development of women at SEI. We leveraged an outside learning vendor to facilitate three of the sessions, while L&D developed and facilitated the others. In 2022, we completed two individual cohorts, bringing together a total of 19 women across all of SEI’s offices. Associates and internship programs The global Associate and internship programs equip recent and soon-to-be graduates with the tools, exposure, and development opportunities necessary to launch their SEI careers. Upon successfully completing these programs, participants receive ongoing support to enable their long-term success at SEI. In 2022 we accommodated two of our largest intern and associate classes with 55 and 64 participants, respectively. 35CSR Report

Environmental sustainability. Our commitment to corporate social responsibility includes seeking opportunities to manage our operations efficiently and working to reduce our environmental footprint at our corporate headquarters and data center, as well as in our global offices. We aim to manage our greenhouse gas emissions, effectively manage our waste, and benefit the local watershed near our corporate headquarters. 36 CSR Report

Our in-house Facilities team, which manages our operational practices, reports regularly to our CFO and other executive management.

Greenhouse gas emissions

Because SEI provides technology and investment solutions, our greenhouse gas emissions are primarily associated with office and data center energy consumption.

At our headquarters, we have invested in energy efficiency by upgrading our building management system (BMS) and related HVAC equipment. Our air-handling unit and outside air units are retrofitted with variable speed drive to reduce energy consumption. Additionally, our systems are designed to take advantage of cooler ambient air temperatures in the spring and fall to achieve "free cooling" as needed. We are installing LED lighting, which has resulted in a 55% reduction in

Greenhouse gas emissions

	2022*				2021*	2020
	Oaks, PA Campus	Data Center	Global Offices	Total	Total	Total
Energy Consumption						
Scope 1: Direct Energy (Therms)	17,851	0	0	17,851	15,452	4,492
Scope 1: Direct Energy (Gallons)	2,969	0	0	2,969	4,651	-
Scope 2: Purchased Electricity (MWh)	12,303	6,325	2,322	20,951	19,779	19,586
Greenhouse Gas Emissions						
Scope 1: Direct (tCO_2e)	125	0	0	125	130	24
Scope 2: Purchased Electricity (tCO_2e)	1,822	936	901	3,659	4,545	9,342
Scope 3 Category 6: Business Travel (tCO_2e)	N/A	N/A	N/A	415	84	N/A
Total	**1,947**	**936**	**901**	**4,200**	**4,759**	**9,366**
Emissions Intensity						
Revenue (tCO_2e/US $1 million)	N/A	N/A	N/A	2.11	2.36	5.56
Area (tCO2e/1,000 ft^2)	3.28	32.61	4.82	5.19	5.62	11.97
Employees (tCO_2e/FTE)	0.48	N/A	0.73	0.79	0.98	2.42

* 2022 & 2021 greenhouse gas emissions reflect market-based emissions. 2020 greenhouse gas emissions reflect location-based emissions. This methodological change is intended to capture the procurement of renewable energy credits over the past two years. Please see our CDP report for full disclosure of both market-based and location-based data.

Market-based, location-based and scope definitions are as defined by the Greenhouse Gas Protocol. The formulas used to complete calculations for all scopes are also those set forth by the Greenhouse Gas Protocol.

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wattage in the completed buildings. This lighting project will be complete by the end of 2023. Our 104,000-square-foot Valley View building in Oaks exceeds high-efficiency standards from the Building Owners and Managers Association (BOMA) and features electrochromic glass that reduces solar loads and increases HVAC efficiency. The design also incorporates energy recovery units into the ventilation system that improve indoor air quality, while maintaining preconditioned heating and cooling year round. We operate 34,000 square feet of data center space that uses closed glycol loop technology with variable speed pumps to reduce energy consumption, while our BMS maximizes free cooling throughout the year. Additional energy efficiency is achieved through sophisticated computer modeling of airflow on the raised floor area. Ongoing replacement of computer room air-conditioning units will continue to improve energy efficiency in our data center. At one of our offices in Dublin, Ireland, 100% of the electricity is produced by renewable sources. In 2022, SEI purchased wind-powered renewable energy credits (RECs) that covered 50% of the electricity consumed at our Oaks campus. In 2022, SEI’s total greenhouse gas emissions from energy production, consumption and business travel were estimated to be 4,200 tCO2e. For more details on SEI’s greenhouse gas emissions and initiatives, visit our CDP Report on the CDP website. Waste management Successful waste management relies on our employees’ participation. To make recycling a simple and routine habit, we instituted single-stream recycling in all of our offices, cafeterias, and office pantries. In 2022, SEI recycled 47% of waste, by weight, produced at our headquarters. In 2022, our office equipment recycling program resulted in more than 26 metric tons of light iron recycled from obsolete office furniture and supplies. The Green Team leads efforts to reduce the production of waste in our offices. These efforts include adding automatic hand dryers to restrooms and creating signage to educate employees about waste reduction and recycling. We are currently only purchasing eco-products for use in our cafeteria locations. Our cafeterias installed single-serve napkin and utensil dispensers and use salad bowls that are made with PLA, a plant-based plastic that is made from renewable resources. The clamshell food containers we use are made of sustainable, renewable molded fiber paper using ASTM D 6868 certified materials. Water resources SEI’s corporate headquarters comprises a 135-acre campus about 25 miles outside of Philadelphia. The campus is designed to maintain the natural landscape and support the local habitat for plants and animals in the Perkiomen Creek Watershed. We were honored by the Perkiomen Watershed Conservancy in 2008 and 2017 for our efforts to support the watershed. Severe weather in 2021 led to the destruction of a five-acre wetland established on SEI’s campus to support the watershed. In early 2022, SEI restored and reestablished this area with an ongoing commitment to preserve these wetlands. 38 CSR Report

Sustainability in our cafeteria In partnership with our dining service partner, SEI aims to incorporate sustainability into our dining services at our headquarters cafeteria. 2022 HIGHLIGHTS Certified Humane cage- free eggs Seafood meets Seafood Watch sustainable sourcing criteria Produce and dairy sourced locally (<250 miles) Turkey produced without the routine use of human antibiotics Chicken produced without routine use of human antibiotics 96% 85% 98% 60% 99% 10% Yogurt products without artificial growth hormones CSR Report 39

Value Reporting SASB Standards. SEI reports using guidance from the Value Reporting Foundation’s SASB standards for the Software and IT services and Asset Management and Custody sectors. All figures reported in U.S. dollars as of December 31, 2022, unless noted otherwise. 40 CSR Report

Software and IT services – activity metrics

Metric	Code	Disclosure
(1) Number of licenses or subscriptions, (2) percentage cloud-based	TC-SI-000.A	Not applicable due to structure of business.
(1) Data processing capacity, (2) percentage outsourced	TC-SI-000.B	SEI has clients that utilize our data processing and storage capabilities across all of our solutions: • 49 banks and trust institutions (on TRUST 3000®) • 59 banks, independent wealth managers, and other wealth managers (on the SEI Wealth Platform℠) • 87 banks, wealth managers, and other financial services intermediaries (who had at least $5 million each in customer assets invested in our programs) • 7,400 financial advisors • 567 institutional clients • 550 investment management companies SEI does not outsource data processing. There may be a few exceptions.
(1) Amount of data storage, (2) percentage outsourced	TC-SI-000.C	SEI storage totals by platform (data protection saves and Exadata are not included): • Enterprise 4.5 PB • Midrange: 4.4 PB • File: 1.1 PB SEI does not generally outsource data storage. There may be few exceptions.

Environmental footprint of hardware infrastructure

Metric	Code	Disclosure
Total energy consumed, percentage grid electricity, percentage renewable	TC-SI-130a.1	Greenhouse gas emissions, page 37.
Total water withdrawn, total water consumed, percentage of each in regions with high or extremely high baseline water stress	TC-SI-130a.2	SEI maintains three offices in regions considered to have high or extremely high baseline water stress, according to the World Resources Institute's Water Risk Atlas. All three are office spaces that do not withdraw or consume significant volumes of water.
Discussion of the integration of environmental considerations into strategic planning for data center needs	TC-SI-130a.3	Environmental sustainability, page 6.

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Data privacy and freedom of expression Metric Code Disclosure Description of policies and practices relating to behavioral advertising and user privacy TC-SI-220a.1 Data privacy, page 14. Number of users whose information is used for secondary purposes TC-SI-220a.2 SEI does not use client information for secondary purposes. Total amount of monetary losses as a result of legal proceedings associated with user privacy TC-SI-220a.3 SEI legal proceedings can be found in our 2022 Form 10-K. Number of law enforcement requests for user information, number of users whose information was requested, percentage resulting in disclosure TC-SI-220a.4 Because of the sensitive and proprietary nature of these data points, we choose not to disclose this data at this time. List of countries where core products or services are subject to government-required monitoring, blocking, content filtering, or censoring TC-SI-220a.5 SEI does not operate in countries where products or services are subject to government-required monitoring, blocking, content filtering, or censoring. Data security Metric Code Disclosure Number of data breaches, percentage involving personally identifiable information, number of users affected TC-SI-230a.1 Material losses or material litigation or regulatory matters are reported in our 2022 Form 10-K, as applicable. Description of approach to identifying and addressing data security risks, including use of third-party cybersecurity standards TC-SI-230a.2 Information security, page 16. 42 CSR Report

Recruiting and managing a global, diverse, and skilled workforce

Metric	Code	Disclosure
Percentage of employees that are (1) foreign nationals and (2) located offshore	TC-SI-330a.1	SEI's U.S.-supported foreign national population represents approximately 3.5% of our global workforce. SEI is a global company. Approximately 16% of our employees work in offices outside of the United States: • Non-U.S. North America: .88% • EMEA: 14.6% • APAC: .02 %
Employee engagement as a percentage	TC-SI-330a.2	SEI distributed a companywide engagement survey in 2021 and earned the Top Workplace USA designation based on our scores and employee feedback.
Percentage of gender and racial/ ethnic group representation for (1) management, (2) technical staff, and (3) all other employees	TC-SI-330a.3	Our people, page 25.

Managing systematic risks from technology disruptions

Metric	Code	Disclosure
Number of (1) performance issues and (2) service disruptions; (3) total customer downtime	TC-SI-550a.1	Material performance issues and service disruptions can be found in our 2022 Form 10-K, as applicable.
Description of business continuity risks related to disruptions of operations	TC-SI-550a.2	Business continuity, page 13.

Asset management and custody activities – activity metrics

Metric	Code	Disclosure
(1) Total registered and (2) total unregistered assets under management (AUM)	FN-AC-000.A	$399.4 billion in registered assets under management. Our affiliate, LSV Asset Management, manages $83.8 billion, which is not included in this report. Additional information available in our 2022 Form 10-K.
Total assets under custody and supervision	FN-AC-000.B	$814.6 billion in assets under administration. Additional information available in our 2022 Form 10-K.

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Transparent information and fair advice for customers

Metric	Code	Disclosure
(1) Number and (2) percentage of covered employees with a record of investment-related investigations, consumer-initiated complaints, private civil litigations or other regulatory proceedings	FN-AC-270a.1	Within the last five years, none of SEI's covered employees has disclosed that he or she has been involved in a legal proceeding related to the investment advisory or brokerage business. Additional information found at adviserinfo.sec.gov.
Total amount of monetary losses as a result of legal proceedings associated with marketing and communication of financial product-related information to new and returning customers	FN-AC-270a.2	SEI is subject to federal securities laws and required to file annual and quarterly reports with the SEC on Forms 10-K (Part I, Item 3. Legal Proceedings, Related Notes to the Financial Statements, etc.) and 10-Q (Part II, Item 1. Legal Proceedings, Related Notes to the Financial Statements, etc.). These filings and additional information found at seic.com/investor-relations.
Description of approach to informing customers about products and services	FN-AC-270a.3	Fair marketing and communications, page 12.

Employee diversity and inclusion

Metric	Code	Disclosure
Percentage of gender and racial/ethnic group representation for (1) executive management, (2) non-executive management, (3) professionals, and (4) all other employees	FN-AC-330a.1	Our people, page 25.

Incorporation of ESG factors in investment management and advisory

Metric	Code	Disclosure
Amount of assets under management by asset class, that employ (1) integration of ESG issues, (2) sustainability themed investing, and (3) screening	FN-AC-410a.1	Sustainable investing solutions, page 21.
Description of approach to incorporation of ESG factors in investment and/or wealth management processes and strategies	FN-AC-410a.2	Sustainable investing, page 17.
Description of proxy voting and investee engagement policies and procedures	FN-AC410a.3	Investment stewardship, page 22.

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Business ethics Metric Code Disclosure Total amount of monetary losses as a result of legal proceedings associated with fraud, insider trading, anti-trust, anti- competitive behavior, market manipulation, malpractices or regulations FN-AC-510a.1 SEI legal proceedings can be found in our 2022 Form 10-K. Description of whistleblower policies and procedures FN-AC-510a.2 Ethics and compliance, page 11. Systemic risk management Metric Code Disclosure Description of approach to incorporation of liquidity risk management programs into portfolio strategy and redemption risk management FN-AC-550a.2 Liquidity risk, page 24. Total exposure to securities financing transactions FN-AC-550a.3 Certain funds may have exposure. Where relevant, this information is provided in fund disclosure materials. Net exposure to written credit derivatives FN-AC-550a.4 Certain funds may have exposure. Where relevant, this information is provided in fund disclosure materials. 45CSR Report

Legal notices This document contains forward-looking statements within the meaning of the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by the words “may,” “remains,” “will,” “expect,” “plan,” “believe,” “continue,” or “appear.” Our forward-looking statements include discussions about future operations, strategies, and practices, including: • The benefits we or our stakeholders may derive from the policies, procedures, and initiatives described in this document. • The impact and/or success that the practices and initiatives described in this document may have. • The degree to which we will pursue, invest in, or implement any of the initiatives, strategies, or practices described in this document. • Our focus on sustainable growth in earnings per share, generating recurring revenue and predictable cash flows. You should not place undue reliance on our forward-looking statements as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission and available on our website at seic.com/investor-relations and on the Securities and Exchange Commission’s website (sec.gov). We do not undertake to update the forward- looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 46 CSR Report

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